Exhibit 10.2

LINX S.A. STOCK OPTION PLAN

This Stock Option Plan of LINX S.A. (“Company”), approved by the Company’s Special Shareholders Meeting held on May 23, 2019 (“Plan”), sets forth the general conditions of the long term incentive by granting purchase options for shares issued by the Company, as set out in Article 168, Paragraph 3, Law No. 6.404, of December 15, 1976 (“Corporation Law”), to eligible officers and employees of the Company and its controlled companies (“Linx Group”), in order to attract, motivate them and retain them, and align their interests to those of the Company and its shareholders.

1. Option

1.1. Every option grants its holder the right to purchase one (1) common share (B3: LINX3) issued by the Company (“Share”), strictly upon the terms and conditions set forth in this Plan (“Option”).

1.2. In order to settle the vesting of the Options, the Company may, at the discretion of the Board of Directors: (a) issue new shares within the limit of the authorized capital; or (b) sell treasury shares.

1.3. The Shares subject to the Options shall be entitled to dividends, interest on equity and other proceeds declared by the Company from the Option vesting settlement date, upon payment of the Vesting Price and issuance or transfer of the Share to the Participant.

1.4. The Options do not grant any rights and privileges of shareholder of the Company until the Option vesting settlement.

2. Management

2.1. The Plan shall be managed by the Board of Directors of the Company, with the assistance of the Compensation Committee, providing for broad powers to take such proper, required actions, in accordance with the best market practices.

2.2. The Board of Directors may approve, annually or as often as it may think fit, Stock Option Programs (“Programs”), whereby the Participants, number of Options, calculation of the Vesting Price, distribution of the Options among Participants, the effective date and other respective specific rules of each Program shall be defined, according to the maximum referenced corporate dilution limit, as set forth in Article 5.1 of this Plan.

2.3. The Board of Directors may add new Participants to ongoing Programs, and treat differently officers and employees of the Linx Group who may be in a similar situation, not being bound to any isonomy, equalization or equity rules, which shall apply to all conditions regarded as applicable to any one or more of them.

3. Eligibility

3.1. Among the officers and employees of the Company and its controlled companies, the following are eligible to the Plan (i) Officers; (ii) Senior Managers; or (iii) other employees of the Company, at the discretion of the Board of Directors.

3.2. In each Program, the Board of Directors shall designate at its sole discretion, from those eligible, those to which the Options shall be offered (“Participants”), as well as the number of Options to be granted to each Participant. The designation of the Participant in a certain Program does not imply its designation as Participant in any other Program.

3.3. Adhesion to each Program is voluntary, and the person interested in participating in each Program to which he or she was designated shall execute the relevant Adhesion Agreement within the term fixed in each Program.

4. Business Contract

4.1. The terms and conditions of each Option shall be set forth in a Stock Option Agreement and other Covenants (“Option Agreement”) to be executed by the Company and each Participant.

4.2. The Option Agreement is a burdensome business of an exclusively commercial nature and creates no labor or social security obligation between the Company and the Participants, whether they may be statutory officers or employees.

Adhesion to each Program is voluntary and requires awareness and acceptance by the Participant of the risk of losing the amount invested in the purchase or subscription of Shares, as well as the other risks involving the investment in shares of the Company.

4.3. The Options are personal and non-transferrable, and the Participant may, in no event, assign, transfer, pledge or in any way dispose to any third parties such Options, or the rights and obligations inherent thereto, except in accordance with the Option Agreement.

5. Maximum Reference Corporate Dilution Limit

5.1. The Plan shall be limited to a maximum Reference Corporate Dilution of up to five percent (5%) of the capital stock of the Company on the approval date of each Program. The “Reference Corporate Dilution” corresponds to the percentage represented by the maximum amount of shares encompassed by the Options, deferred shares and other outstanding rights of this Plan and the Deferred Stock Option Plan of the Company approved on January 23, 2019.

5.2. The shareholders of the Company shall not have a preemptive right to grant or vest the Options, as set forth in Article 171, paragraph 3, of the Corporation Law.

6. Vesting Price

6.1 The price to be paid by the Participant to the Company for the vesting of each Option shall correspond to the average price per financial volume of the common shares issued by the Company in the auctions by B3 S.A. - Brasil, Bolsa e Balcão held within two (2) months immediately prior to the approval month of each Program (“Vesting Price”).

6.2. In the event of distribution of dividends, interest on equity, capital refund or other proceeds in cash, the Vesting Price shall be adjusted on the day the share starts to be traded “EX” in the spot market, less the amount of the net proceeds in cash of the Vesting Price, provided that the settlement is performed with “EX” securities.

6.3. In the event of subscription of any other preemptive rights, the Vesting Price shall be adjusted on the date the share starts to be traded “EX” in the spot market, less the amount of such right, which shall be calculated based on the latest price prior to the “EX” date, provided that the settlement is performed with “EX” securities.

6.4. In the event of grouping, splitting, bonus or any other proceeding in new shares, the Option vesting settlement shall be performed with “EX” securities by adjusting the number of Shares subject to each Option and the Vesting Price proportionally to the percentage of such grouping, splitting, bonus or any other proceeding in new shares. In case the corporate event allows converting the Vesting Price and the Shares subject to the Option in multiple wholes of the standard batch, the adjustment shall be made on the date the share starts to be traded “EX” in the spot market.

6.5. No fraction of a Share shall be sold, granted or issued upon the Option vesting settlement, and the Board of Directors may make additional adjustments to the terms and conditions of the outstanding Options, if necessary, by virtue of changes in the Company’s corporate structure, and such decision shall be final and binding.

7. Payment Terms

7.1. The Vesting Price shall be paid by the Participants to the Company in cash at the time of purchase of the Shares, according to the payment method determined by the Company.

8. Term for the Options to be Vested (Vesting)

8.1. The acquisition of the right to vest the Options (“Vesting”) shall occur upon compliance with the grace periods of each Program, when the Options become subject to vesting by the Participant (“Vested Options”). The Vesting of the Options shall occur in four annual installments of twenty-five percent (25%), the first installment from the first anniversary of the effective date of the Program and the other installments from subsequent anniversaries, as indicated in the table below:

Vesting of the Options (from the effective date of each Program)	Percentage of the Vested Options
Before the first anniversary	0%
From the first anniversary	25%
From the second anniversary	50%
From the third anniversary	75%
From the fourth anniversary	100%

8.2. The Board of Directors may at its sole discretion change the rules for Vesting of the Options applicable to each Program, as well as exceptionally waive compliance with the grace periods of the Options.

8.3. The rules for Vesting of the Options may be changed during the term of effectiveness of the Programs, provided that this is for the benefit of the Participants.

9. Vesting and Term of the Options

9.1. The Participant may vest the Vested Options within eight (8) years from the effective date of each Program (“Options Term”).

9.2. The Options shall be vested upon delivery of the relevant Option Vesting Form duly filed and signed by the Participant.

9.3. The Investor Relations Officer may establish at any time restrictions for the vesting of the Options on dates coinciding with periods of no trading of securities issued by the Company.

9.4. Without prejudice to the right of the Investor Relations Officer setting forth, at any time, restrictions for the vesting of the Options, the Board of Directors may set and publish fixed dates, in each quarter, for the Participants to vest their Options and settle the vested Options.

9.5. Upon vesting of an Option, the Board of Directors shall define whether the capital stock of the Company shall be increased by issuing new Shares to be subscribed by the Participants, in accordance with Article 166, subparagraph III, of the Corporation Law, or whether they shall be used for the Option vesting settlement with treasury Shares, according to the applicable regulations.

9.6. Except if the Board of Directors sets and discloses a fixed date, the Company shall by the end of the month following the month of receipt of the Option Vesting Form transfer or issue the Shares to the Participant, upon execution of the relevant subscription instrument or stock transfer form, as the case may be, and receipt of the Vesting Price.

9.7. In case the two (2) latest months of the Options Term coincide with the period of no trading of securities issued by the Company, the Options Term shall be suspended during such no trading period, and start again as soon as the trading restriction ceases.

9.8. Options not vested during the Options Term shall be automatically, lawfully terminated, irrespective of prior notice or indemnification.

10. Lock-up Period

10.1. The Participant may not, directly or indirectly, sell, assign, exchange, dispose of, transfer, confer to the capital of another company, grant options or execute any instrument or agreement that results or would result in the direct or indirect disposal, for a fee or free of charge, of the Shares purchased by vesting Options, according to the percentages and terms to be defined by the Board of Directors upon approval of each Program (“Lock- up”), as set forth in Article 10.1.1 below.

10.1.1. The Lock-up shall not be less than ten percent (10%) of the Shares purchased through the vesting of the Options, and the term shall not be below one (1) month from the date of the Option vesting settlement.

11. Corporate Reorganization

11.1. The grant of the Options under the Plan shall not prevent the Company from getting involved in corporate reorganization transactions, such as transformation, merger, amalgamation, spin-off and merger of shares.

11.2. The Board of Directors of the Company and the companies involved in such transactions may, at their sole discretion, take, without prejudice to other actions that they may decide by equity to: (a) replace the Options for stock options issued by the company succeeding the Company, with such proper adjustments to the number of Options and the Vesting Price; (b) advance of the Vesting of the Options, so that the Options may be vested by the Participants in a timely fashion to allow for the inclusion of the Shares arising from the Option vesting settlement in the transaction at issue; and/or (c) redeem the Options by paying in cash the amount which the Participant would be entitled to under the Plan in case the Options were to be vested on the redemption date. The adjustments made to the Plan are binding, and the Participants disagreeing with such adjustments shall be entitled to waive their Options.

12. Change of Control

12.1. In case of direct or indirect disposal by the controlling persons of the Company, whether by one single transaction or successive transactions, of such number of shares that would result in a change of control of the Company, as set forth in the Novo Mercado Listing Regulations, the Board of Directors may, at its sole discretion, approve the advance of the Vesting of the Options, so that the Options may be vested by the Participants in a timely fashion and the Shares arising from Option vesting settlement may be sold in the IPO to be carried out under the Novo Mercado Listing Regulations and the Bylaws then in full force and effect.

13. Dissolution, Liquidation or Bankruptcy

13.1. In the event of dissolution, liquidation or bankruptcy of the Company, the Options until then granted shall automatically terminate.

14. No Interference with Employment Relationship or Term in Office

14.1. No provision of this Plan may be construed as to create rights for employee Participants in addition to those inherent to this Plan, or to grant rights to the Participants relating to the guarantee of continuing to be an employee or manager, or interfere in any other way with the right of the Company, subject to the statutory and employment contract conditions, to terminate at any time the relationship with the Participant.

14.2. No provision of this Plan shall grant to any Participant or statutory officer the right to remain until the end of his or her term in office, or interfere in any other way with the right of the Company to remove him or her, or give him or her the right to be reelected.

15. Voluntary Termination or Without Cause

15.1. In case of Voluntary Termination or Without Cause, the Participant shall be entitled to vest the Vested Options within thirty (30) days from the Termination date. All Options not subject to vesting (“Unvested Options”) shall be automatically, lawfully terminated, irrespective of prior notice or indemnity, and any exceptions to this rule shall be approved by the Board of Directors.

15.1.1. For the purposes of this Plan, the term “Voluntary Termination or Without Cause” means the termination of the legal relationship of the Participant with the Linx Group in the events of voluntary termination, dismissal, resignation, replacement or no reelection as statutory officer, and termination without cause of the employment contract.

16. Termination for Cause

16.1. In case of Termination for Cause, all Options granted thereto, whether Vested Options or Unvested Options, shall be automatically, lawfully terminated, irrespective of prior notice or indemnity, and any exceptions to this rule shall be approved by the Board of Directors.

16.1.1. For the purposes of this Plan, the term “Termination for Cause” means the termination of the legal relationship of the Participant with the Linx Group for just cause, in the events set forth in the Brazilian Consolidated Labor Laws, according to the wording then in force, in the case of Participants who are employees, and, in the case of Participants who are non-employee statutory officers, the following events: (a) failure by the Participant to perform his or her duties arising from his or her office as officer; (b) criminal conviction in case of international offenses; (c) commitment by the Participant of dishonest or fraudulent acts against the Company or its controlled or affiliated companies; (d) any action or inaction arising from intentional acts or fault of the Participant that may be harmful for the business, image or financial situation of the Linx Group, provided that they are duly demonstrated; (e) significant violation of an instrument governing the office of a statutory officer; (f) noncompliance with the Bylaws, Code of Ethics and other corporate provisions applicable to the Participant, as officer; and (g) noncompliance with the obligations set forth in the Corporation Law applicable to officers of corporations, including, without limitation, those set forth in Articles 153 to 157 of such Law.

17. Retirement

17.1. In case of Retirement of the Participant, all Vested Options may be vested within thirty (30) days from the date of Retirement, and all Unvested Options may be vested within their own terms and according to the regular Vesting rules, provided that the Participant is not working for a competitor and also subject to any additional conditions defined by the Board of Directors.

17.1.1. “Retirement” shall, for the purposes of this Plan, mean the termination of the legal relationship between the holder of the Option with the Linx Group due to actual termination of the career and retirement of the Participant, upon approval, as the case may be, by the Board of Directors, at its sole discretion. In case the application for Retirement is commenced by the Participant, by reviewing such application, the Board of Directors shall take the following into consideration (i) whether the application is timely, that is, it must be made at least six (6) months in advance; (ii) any post-retirement professional activity plan by the Participant, which shall not contemplate any activities competing with those of the Linx Group; (iii) other circumstances applicable to the case. The decision of the Board of Directors shall be discretionary and not linked to the retirement rules for time of service or age, as set forth in the social security (INSS) or supplementary retirement rules of any private plan that may be sponsored by the Linx Group.

17.2. In the event the Participant is involved in activities competing with those of the Linx Group, the Board of Directors may declare as lawfully terminated, irrespective of prior notice or indemnity, all outstanding Unvested Options that may be granted to the Participant.

18. Death or Permanent Disability

18.1. In the event of death of the Participant, all Unvested Options may be vested in advance. The Vested or Unvested Options shall extend to their heirs and successors, by statutory succession or will, and may be vested in whole or in part by the heirs successors or spouses of the Participant for twelve (12) months from the date of the death.

18.2. In case of permanent disability of the Participant, all Unvested Options may be vested in advance. The Participant or its legal representative shall be entitled to vest the Vested or Unvested Options within six (6) months from the date the permanent disability was verified.

19. Plan Effective Date

19.1. The Plan shall be in full force and effect immediately after approval thereof by the Special Shareholders Meeting of the Company, and may be terminated, suspended or modified, at any time, upon decision of the Shareholders Meeting. The expiration of the Plan shall not affect the efficacy of the Options that may be outstanding and granted based thereon.

20. Miscellaneous

20.1. Each Participant shall comply with the tax laws in force and pay the respective taxes applicable to the Options.

20.2. Any Option granted shall be subject to all terms and conditions set forth herein, which terms and conditions shall prevail in case of inconsistencies regarding the provisions of any contract or document mentioned herein.

20.3. Cases omitted herein shall be governed by the Board of Directors.

20.4. Any significant changes in the laws, regulations or case law in respect of the capital markets or tax, social security and labor aspects applicable to long-term incentive plans may result in partial or full review of the Plan, or even suspension or termination thereof, at the discretion of the Board of Directors.

20.5. The Board of Directors may afford specific treatment to special cases and situations during the term of the Plan, provided that the rights already granted to the Participants are not affected. Such particular treatment shall not constitute precedent to be invoked by other Participants.

***

LINX S.A. DEFERRED STOCK PLAN

This Deferred Stock Plan of LINX S.A. (“Company”), approved by the Special Shareholders Meeting of the Company held on January 23, 2019 (“Plan”), sets forth the general long term incentive conditions by granting Restricted Shares issued by the Company to eligible officers and employees of the Company and its controlled companies (“Linx Group”), in order to attract, motivate and retain them, and align their interests to those of the Company and its shareholders.

1. Restricted Share

1.1. Each Deferred Share confers its holder the right to receive one (1) common share (B3: LINX3) issued by the Company (“Share”), strictly upon the terms and conditions set forth in this Plan.

1.1.1. The term “Restricted Share” means the right to receive one share on a certain future date, subject to compliance with the Vesting set forth in Article 7 of this Plan, as share bonus.

1.2. In order to settle the vesting of the Restricted Shares, the Company may: (a) transfer treasury shares; or (b) in case it is impossible from a legal point of view to use treasury shares, pay in cash the amount equal to the quantity of vested Restricted Shares, multiplied by the weighted average price by financial volume of the common shares issued by the Company in the auctions by B3 S.A. - Brasil, Bolsa e Balcão held within two (2) months immediately prior to the payment date.

1.3. The Restricted Shares shall be entitled to dividends, interest on equity and other proceeds declared by the Company from the Restricted Share vesting settlement date, upon transfer of the Share to the Participant.

1.4. The Restricted Shares do not grant any rights and privileges of shareholder of the Company until the Restricted Share vesting settlement.

2. Management

2.1. The Plan shall be managed by the Board of Directors of the Company, with the assistance of the Compensation Committee, and provide for broad powers to make such proper, necessary actions.

2.2. The Board of Directors may approve, annually or as often as it may think fit, Restricted Share Programs (“Programs”), whereby the Participants, the number of Restricted Shares granted, the distribution of Restricted Shares among the Participants, the effective date and other respective specific rules of each Program will be defined, in accordance with the maximum limits of the Reference Corporate Dilution, as set forth in Article 5.1 of this Plan.

2.3. The Board of Directors of the Company shall set the Vesting period of each Program, and may further not apply any Vesting period, especially in case of hiring bonuses.

2.4. The Board of Directors may add new Participants to ongoing Programs, and treat differently officers and employees of the Linx Group who may be in a similar situation, not being bound to any isonomy, equalization or equity rules, which shall apply to all conditions regarded as applicable to any one or more of them.

3. Eligibility

3.1. Among the officers and employees of the Company and its controlled companies, the following are eligible to the Plan (i) external Directors; (ii) Officers; (iii) Senior Managers; or (iv) other employees, at the discretion of the Board of Directors.

3.2. In each Program, the Board of Directors shall designate at its sole discretion, from those eligible, those to which the Restricted Shares shall be offered (“Participants”), as well as the number of Restricted Shares to be granted to each Participant. The designation of the Participant in a certain Program does not imply its designation as Participant in any other Program

3.3. Adhesion to each Program is voluntary, and the person interested in participating in each Program to which he or she was designated shall execute the relevant Adhesion Agreement within the term fixed in each Program.

4. Contract and Statutory Nature

4.1. The terms and conditions of each Restricted Share shall be set out in a Restricted Share Grant Agreement and Other Covenants (“Restricted Share Agreement”), to be executed by the Company and each Participant.

4.2. The Restricted Share Agreement is a promise of a bonus to be received by the Participant if and when the Vesting of the Restricted Shares occurs, and shall comply with the tax, social security and labor laws applicable to the Shares granted or amounts paid to the Participants, including social security charges and withholding income tax.

4.3. The Restricted Shares are personal and non-transferrable, and the Participant may in no event assign, transfer, pledge or in any way dispose to any third parties of such Restricted Shares, or the rights and obligations inherent thereto, except in compliance with the Restricted Share Agreement.

5. Maximum Reference Corporate Dilution Limit

5.1. Although the plan does not imply corporate dilution, because it does not contemplate the possibility of issuing shares to settle the vesting of the Restricted Shares, the Plan shall be limited to a maximum Reference Corporate Dilution of up to five percent (5%) of the capital stock of the Company on the approval date of each Program. The “Reference Corporate Dilution” corresponds to the percentage represented by the maximum amount of shares encompassed by the Restricted Shares, share purchase options and other outstanding rights of this Plan and the Stock Option Plan of the Company approved on January 23, 2019.

6. Grouping, Splitting or Bonus

6.1. In the event of grouping, splitting, bonus or any other proceeding in new shares, the Restricted Share vesting settlement shall be performed with “EX” securities by adjusting the number of Shares subject to each Restricted Share proportionally to the percentage of such grouping, splitting, bonus or any other proceeding in new shares. In case the corporate event allows converting the Restricted Shares in multiple wholes of the standard batch, the adjustment shall be made on the date the share starts to be traded “EX” in the spot market.

6.2. No fraction of a Share shall be sold, granted or issued upon the Restricted Share vesting settlement, and the Board of Directors may make additional adjustments to the terms and conditions of the outstanding Restricted Shares, if necessary, by virtue of changes in the Company’s corporate structure, and such decision shall be final and binding.

7. Term for the Restricted Shares to be Vested (Vesting)

7.1. The acquisition of the right to vest the Restricted Shares (“Vesting”) shall occur upon compliance with the grace periods set out in Articles 7.1.1 and 7.1.2 below, when the Restricted Shares may be vested by the Participant (“Vested Restricted Shares”).

7.1.1. The full Vesting of the Restricted Shares granted to the Participants, except for external Directors, shall occur within the terms fixed by the Board of Directors of the Company at the time each Program is granted.

7.1.2. The full Vesting of the Restricted Shares granted to external Directors shall occur on the first (1st) anniversary of the effective date of the Program; however the external Directors may not, directly or indirectly, sell, assign, exchange, dispose of, transfer, grant to the capital of another company, grant options or execute any instrument or agreement that results or would result in the direct or indirect disposal, for a fee or free of charge of the Vested Restricted Shares, for one (1) year from the Vesting date (“Lock-up”).

7.2. The Board of Directors may at its sole discretion change the rules for the Vesting of the Restricted Shares applicable to each Program, and exceptionally waive compliance with the grace periods or the Lock-up of the Restricted Shares.

7.3. The rules for Vesting of the Restricted Shares may be changed during the term of the Programs, provided that this is for the benefit of the Participants.

8. Vesting and Term of the Restricted Shares

8.1. The Participant may vest the Vested Restricted Shares for eight (8) years from the effective date of each Program (“Term of the Restricted Shares”), as set forth in Articles 7.1.1 and 7.1.2 above.

8.2. The Restricted Shares shall be vested upon delivery of the relevant Restricted Shares Vesting Form duly filled out and signed by the Participant.

8.3. The Investor Relations Officer may set out at any time restrictions for vesting the Restricted Shares on dates coinciding with periods of no trading of securities issued by the Company.

8.4. Without prejudice of the right of the Investor Relations Officer to set out, at any time, restrictions for the vesting of the Restricted Shares, the Board of Directors may set and publish fixed dates, in each quarter, for the vesting of the Restricted Shares by the Participants and settlement of the vested Restricted Shares.

8.5. Upon vesting of the Restricted Share, the Board of Directors shall authorize the Executive Board to perform the Restricted Share vesting settlement by using treasury Shares or, in case it is impossible from a legal point of view to use treasury shares, pay in cash the amount equal to the quantity of the shares, multiplied by the Market Value.

8.6. Except if the Board of Directors sets forth and publishes a fixed date, the Company shall by the end of the month following the month of receipt of the Restricted Share Vesting Form transfer the Shares to the Participant, upon execution of the relevant stock transfer form or payment of the respective Market Value, as the case may be.

8.7. In case the two (2) last months of the Term of the Restricted Shares coincide with the period of no trading of securities issued by the Company, the Term of the Restricted Shares shall be suspended during such no trading period, and start as soon as such no trading period ceases.

8.8. The Restricted Shares not vested during the Term of the Restricted Shares shall be automatically and lawfully terminated, irrespective of prior notice or indemnity.

9. Corporate Reorganizations

9.1. The grant of the Restricted Shares under the Plan shall not prevent the Company from engaging in corporate reorganizations, such as transformation, merger, spin-off, and merger of shares.

9.2. The Board of Directors of the Company and the companies engaged in such transactions may, at their sole discretion, without prejudice to other actions that they take by equity: (a) replace the Restricted Shares with Restricted Shares issued by the company succeeding the Company, with such proper adjustments to the amount of Restricted Shares; (b) advance the Vesting of the Restricted Shares, so that the Restricted Shares may be vested by the Participants on a timely basis to allow for the inclusion of the Shares arising from the Restricted Share vesting settlement in the transaction at issue; and/or (c) the redemption of the Restricted Shares, upon payment in cash of the amount the Participant would be entitled to under the Plan in case the Restricted Shares were vested on the redemption date. The adjustments to the Plan shall be binding, and the Participants disagreeing with such adjustments shall be entitled to waive their Restricted Shares.

10. Change of Control

10.1. In case of direct or indirect disposal by the controlling persons of the Company, whether by one single transaction or successive transactions, of such number of shares that would result in a change of control of the Company, as set forth in the Novo Mercado Listing Regulations, the Board of Directors may, at its sole discretion, approve the advance of the Vesting of the Restricted Shares, so that the Restricted Shares may be vested by the Participants in a timely fashion and the Shares arising from Restricted Share vesting settlement may be sold in the IPO to be carried out under the Novo Mercado Listing Regulations and the Bylaws then in full force and effect.

11. Dissolution, Liquidation or Bankruptcy

11.1. In the event of dissolution, liquidation or bankruptcy of the Company, the Restricted Shares until then granted shall automatically terminate.

12. No Interference with Employment or Term in Office

12.1. No provision of this Plan may be construed as to create rights for employee Participants in addition to those inherent to this Plan, or to grant rights to the Participants relating to the guarantee of continuing to be an employee or manager, or interfere in any other way with the right of the Company, subject to the statutory and employment agreement conditions, to terminate at any time the relationship with the Participant.

12.2. No provision of this Plan shall grant to any Participant or statutory officer the right to remain until the end of his or her term in office, or interfere in any other way with the right of the Company to remove him or her, or give him or her the right to be reelected.

13. Voluntary Termination or Without Cause

13.1. In case of Voluntary Termination or Without Cause, the Participant shall be entitled to vest the Vested Restricted Shares within thirty (30) days from the Termination. All Restricted Shares not yet subject to vesting (“Unvested Restricted Shares”) shall be automatically, lawfully terminated, irrespective of prior notice or indemnity, provided that any exceptions to this rule shall be approved by the Board of Directors.

13.1.1. For the purposes of this Plan, the term “Voluntary Termination or Without Cause” means the termination of the legal relationship of the Participant with the Linx Group in the events of voluntary termination, dismissal, resignation, replacement or no reelection as statutory officer, and termination without cause of the employment agreement.

14. Termination for Cause

14.1. In case of Termination for Cause, all Restricted Shares granted thereto, whether Vested Restricted Shares or Unvested Restricted Shares, shall be automatically, lawfully terminated, irrespective of prior notice or indemnity, provided that any exceptions to this rule shall be approved by the Board of Directors.

14.1.1. For the purposes of this Plan, the term “Termination for Cause” means the termination of the legal relationship of the Participant with the Linx Group for cause, in the events set forth in the Brazilian Consolidated Labor Laws, according to the wording then in force, in the case of Participants who are employees, and, in the case of Participants who are non-employee statutory officers, the following events: (a) failure by the Participant to perform his or her duties arising from his or her office as officer; (b) criminal conviction in case of international offenses; (c) commitment by the Participant of dishonest or fraudulent acts against the Company or its controlled or affiliated companies; (d) any action or inaction arising from intentional acts or fault of the Participant that may be harmful for the business, image or financial situation of the Linx Group, provided that they are duly demonstrated; (e) significant violation of an instrument governing the office of a statutory officer; (f) noncompliance with the Bylaws, Code of Ethics and other corporate provisions applicable to the Participant, as officer; and (g) noncompliance with the obligations set forth in Law No. 6.404/1976, consolidated by Law No. 10.303/2001, which is applicable to managers of corporations, including, without limitation, those set forth in Articles 153 through 157 of such law.

15. Retirement

15.1. In case of Retirement of the Participant, all Vested Restricted Shares may be vested within thirty (30) days from the date of Retirement, and all Unvested Restricted Shares may be vested within their own terms and according to the regular Vesting rules, provided that the Participant is not working for a competitor and also subject to any additional conditions defined by the Board of Directors, provided that any exceptions to this rule shall be approved by the Board of Directors.

15.1.1. “Retirement” shall, for the purposes of this Plan, mean the termination of the legal relationship between the holder of the Restricted Share with the Linx Group due to actual termination of the career and retirement of the Participant, upon approval, as the case may be, by the Board of Directors, at its sole discretion. In case the application for Retirement is commenced by the Participant, by reviewing such application, the Board of Directors shall take the following into consideration (i) whether the application is timely, that is, it must be made at least six (6) months in advance; (ii) any post-retirement professional activity plan by the Participant, which shall not contemplate any activities competing with those of the Linx Group; (iii) other circumstances applicable to the case. The decision of the Board of Directors shall be discretionary and not linked to the retirement rules for time of service or age, as set forth in the social security (INSS) or supplementary retirement rules of any private plan that may be sponsored by the Linx Group.

15.2. In the event the Participant is involved in activities competing with those of the Linx Group, the Board of Directors may declare as lawfully terminated, irrespective of prior notice or indemnity, all outstanding Unvested Restricted Shares that may be granted to the Participant.

16. Death or Permanent Disability

16.1. In the event of death of the Participant, all Unvested Restricted Shares may be vested in advance. The Vested or Unvested Restricted Shares shall extend to their heirs and successors, by statutory succession or will, and may be vested in whole or in part by the heirs, successors or spouses of the Participant for twelve (12) months from the date of the death.

16.2. In case of permanent disability of the Participant, all Unvested Restricted Shares may be vested in advance. The Participant or its legal representative shall be entitled to vest the Vested or Unvested Restricted Shares within six (6) months from the date the permanent disability was verified.

17. Plan Effective Date

17.1. The Plan shall be in full force and effect immediately after approval thereof by the Company’s Special Shareholders Meeting, and may be terminated, suspended or modified, at any time, upon decision of the Shareholders Meeting. The expiration of the Plan shall not affect the efficacy of the Restricted Shares that may be outstanding and granted based thereon.

18. Miscellaneous

18.1. Any Restricted Share granted shall be subject to all terms and conditions set forth herein, which terms and conditions shall prevail in case of inconsistencies regarding the provisions of any contract or document mentioned herein.

18.2. Cases omitted herein shall be governed by the Board of Directors.

18.3. Any significant changes in the laws, regulations or case law in respect of the capital markets or tax, social security and labor aspects applicable to long-term incentive plans may result in partial or full review of the Plan, or even suspension or termination thereof, at the discretion of the Board of Directors.

18.4. The Board of Directors may afford specific treatment to special cases and situations during the term of the Plan, provided that the rights already granted to the Participants are not affected. Such particular treatment shall not constitute precedent to be invoked by other Participants.

***